Exhibit 99(h)


                         MID-PLAINS, INC.

                  PROXY/VOTING INSTRUCTION CARD

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       For a Special Meeting of Shareholders on May 7, 1997

     The undersigned, a shareholder of Mid-Plains, Inc., hereby constitutes and appoints Messrs. E. A. Johnson and Floyd G. Brynelson, and each of them (with full power to act without the other), the attorney and proxy of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting of Shareholders of Mid-Plains, Inc., called to be held at the Holiday Inn - West, 1313 John Q. Hammons Drive, Middleton, Wisconsin, on Wednesday, May 7, 1997, at 7:00 p.m., and at any adjournment thereof, and thereat to vote the number of votes or shares the undersigned would be entitled to vote and with all powers the undersigned would possess if personally present:

1. Approving the Agreement and Plan of Merger, as provided in the accompanying proxy statement/prospectus.

                    / /  For    / / Against   / / Abstain

              /X/ Please mark vote as in this example


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVING
                THE AGREEMENT AND PLAN OF MERGER.

2. Upon all matters which may properly come before said meeting, including matters incident to the conduct of the meeting or any adjournments thereof;

hereby ratifying and confirming all that said attorneys and proxies, or their substitutes, may lawfully do by virtue hereof.

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     This Proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholders. IF THIS PROXY CARD IS SIGNED AND RETURNED AND NO INDICATION IS MADE ON THIS PROXY AS TO THE MATTER REFERRED TO IN 1 ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND AT THE DISCRETION OF THE AUTHORIZED PROXY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. FAILURE TO SIGN AND RETURN A PROXY, OR ATTEND THE MEETING AND VOTE BY BALLOT, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGERS.

     If you attend the meeting, you may, if you so desire, withdraw your proxy at the registration desk and vote in person. Please mark, sign, date and return this Proxy Card promptly using the enclosed envelope.

                                             Please mark an (X) in
                                             the box which follows if
                                             you plan to attend the
                                             special meeting.  / /

                                                  PROXY


Please sign exactly as name or names appear

herein; Joint owners should EACH sign.            Signature
When signing as attorney, administrator, trustee or guardian (natural or appointed by law), please give your full title as such. If a corporation, sign in full corporate name by President or other authorized officer.

If a partnership, please sign in partnership      Signature if held jointly
name by authorized persons.             Dated:


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